As filed with the Securities and Exchange Commission on March 17, 2010
Registration No.  333-158777

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 ON FORM S-3
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AMERICAN DAIRY, INC.
(Exact name of registrant as specified in its charter)

Utah	90-0208758
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Star City International Building, 10 Jiuxianqiao Road, C-16th Floor
Chaoyang District, Beijing, China, 100016
86 (10) 6431-9357
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Jonathan H. Chou
Chief Financial Officer
American Dairy, Inc.
2275 Huntington Drive #278
San Marino, CA 91108
+1 (626) 757-8885
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

It is respectfully requested that the Securities and Exchange Commission send copies of all notices, orders and communications to:

Matthew D. Adler Andrew D. Ledbetter DLA Piper LLP (US) 701 Fifth Avenue, Suite 7000 Seattle, WA 98104-7044 Telephone: +1 (206) 839-4800 Facsimile: +1 (206) 839-4801	Rocky T. Lee DLA Piper UK LLP 20th Floor, South Tower Beijing Kerry Center 1 Guanghua Road, Chaoyang District Beijing 100020, PRC Telephone: +86 10 6561 1788 Facsimile: +86 10 6561 5158

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities and Exchange Act of 1934, as amended.

Large Accelerated Filer ☐	Accelerated Filer ☒	Non-accelerated filer ☐	Smaller reporting company ☒

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

Explanatory Note

This Post-Effective Amendment No. 1 on Form S-3 to Form S-1 (this “Post-Effective Amendment”) relates solely to the sale by selling shareholders of up to 2,037,822 shares of common stock issued or issuable to the selling shareholders, which resales were registered by the registrant on the Registration Statement on Form S-1 (File No. 333-158777) declared effective by the Securities and Exchange Commission on or about June 30, 2009.  This Post-Effective Amendment is being filed to convert such Registration Statement on Form S-1 into a Registration Statement on Form S-3. All filing fees payable in connection with the registration of these securities were previously paid by the registrant at the time of filing the original Registration Statement on Form S-1.

SUBJECT TO COMPLETION, DATED MARCH 16, 2010

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS

2,037,822 Shares

American Dairy, Inc.

Common Stock

This prospectus relates to the resale, by the selling shareholders identified in this prospectus, of up to 2,037,822 shares of our common stock issued or issuable to the selling shareholders, including up to 1,570,201 shares of our common stock issuable upon conversion of principal and interest payable under our 7.75% Convertible Notes Due 2009, up to 251,041 shares of our common stock that we may issue to the selling shareholders pursuant to their exercise of warrants issued in connection therewith, and up to 216,580 shares of our common stock, or the Settlement Shares, issued to holders thereof in connection with the restructuring of such notes.  In October 2006, we issued an aggregate principal amount of $18.2 million in 7.75% Convertible Notes Due 2009, or the 2009 Notes, and warrants to purchase up to an aggregate of approximately 251,041 shares of our common stock. In November 2008, we entered into an agreement with the holders of the 2009 Notes pursuant to which we issued to such holders the Settlement Shares, amended and restated the 2009 Notes, or the New 2009 Notes, amended and restated the warrants issued therewith, and amended the prior registration rights agreement.  The New 2009 Notes were issued in an aggregate principal amount of $18.2 million, were to mature on October 2, 2009, and accrued interest at an annual rate of 7.75% compounded annually and payable in shares of our common stock at maturity.  The principal and accrued but unpaid interest due under the New 2009 Notes was convertible at the option of the holder into an aggregate of up to 1,570,201 shares of our common stock at an initial conversion price of $14.50 per share.   In 2009, the holders of the New 2009 Notes converted all of the New 2009 Notes, together accrued interest, into 1,549,122 shares of our common stock, or the Conversion Shares, and no 2009 Notes remain outstanding.  The amended and restated warrants permit the holders to acquire, at any time prior to October 2, 2012, an aggregate of approximately 251,000 shares of our common stock at an initial exercise price of $14.50.  We refer to the shares issuable upon exercise of the amended and restated warrants as the “Warrant Shares.”

The shares of common stock included in this prospectus may be offered and resold by a selling shareholder from time to time for its own account, at prevailing market prices or pursuant to negotiated transactions. We will not receive any of the proceeds from any sale of these shares, but we will receive the exercise price of the warrants if the warrants are exercised for cash.  We will bear all expenses of registration incurred in connection with this offering, but selling shareholders will bear all selling and other expenses.  Our common stock is quoted on the New York Stock Exchange, Inc., or the NYSE, under the symbol “ADY.”  On March 10, 2010, the closing price of our common stock as reported on the NYSE was $ 21.57 per share.

Investing in our common stock is highly speculative and involves a high degree of risk. You should consider carefully the risks and uncertainties in the section entitled “Risk Factors” beginning on page 3 of this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is ________, 2010.

Unless the context otherwise requires, the terms “we,” “us,” “our,” “American Dairy,” and “the Company” refer to American Dairy, Inc., a Utah corporation, and its consolidated subsidiaries.  References to “dollars” and “$” are to United States dollars. Any logos or trademarks mentioned in this prospectus are the property of their respective owners.

You may rely only on the information contained in this prospectus.  We have not authorized anyone to provide information or to make representations not contained in this prospectus.  This prospectus is neither an offer to sell nor a solicitation of an offer to buy any securities other than those registered by this prospectus, nor is it an offer to sell or a solicitation of an offer to buy securities where an offer or solicitation would be unlawful.  Neither the delivery of this prospectus, nor any sale made under this prospectus, means that the information contained in this prospectus is correct as of any time after the date of this prospectus.

SUMMARY

This summary highlights selected information from this prospectus and the documents incorporated by reference into this prospectus. This summary may not contain all of the information that may be important to you. Please carefully read the entire prospectus, including the information under the heading “Risk Factors” and our financial statements and the related notes incorporated by reference into this prospectus, before making an investment decision.

Overview

We are a leading producer and distributor of milk powder, soybean milk powder, and related dairy products in the People’s Republic of China, or the PRC.  Using proprietary processing techniques, we make products that are specially formulated for particular ages, dietary needs and health concerns.  We have over 200 company-owned milk collection stations, two company-owned dairy farms, seven production facilities with an aggregate milk powder production capacity of approximately 1,234 tons per day and an extensive distribution network that reaches over 95,000 retail outlets throughout China.

Our products fall into four main product categories: milk powder, soybean powder, rice cereal and walnut products.  Milk powder is our primary product and is divided into several sub-categories.  We produce milk powder for infants and young children formulated for zero to six months, six months to one year, one to three years and three to six years of age.  We also produce milk powder for expectant mothers, students and for the middle-aged and elderly populations.  In addition, we purchase semi-finished milk powder, or raw milk powder, from third parties, process it, and then distribute it to beverage manufacturers and other wholesalers for use in their blended drink products.  We also produce soybean powder, rice cereal and walnut products.

We own and operate seven production and packaging facilities. The production facilities we have constructed comply with pharmaceutical good manufacturing practice, a higher level of quality control than required for consumer goods manufacturing facilities.  Additionally, our production facilities are designed to comply with, and have obtained, several quality assurance certifications, as well as quality certifications from the PRC regulatory authorities.  We believe that our design standards help us assure our product quality.  Continuing our commitment to quality, we have also added testing equipment and other quality control procedures to our processing equipment manufactured by known European and American manufacturing companies.  We apply a 25-step quality control process that involves over a hundred points of testing from the feed for the dairy cows, throughout our manufacturing process, and extending to semi-finished products, which we purchase from third parties for further processing, and finished products.

Our Corporate Information

We were incorporated in the State of Utah on December 31, 1985, originally under the corporate name of Gaslight, Inc.  We were inactive until March 30, 1988, when we changed our corporate name to Lazarus Industries, Inc. and engaged in the business of manufacturing and marketing medical devices.  We discontinued this business in 1991 and became a non-operating public company shell.  Effective May 7, 2003, we acquired 100% of the issued and outstanding capital stock of American Flying Crane Corporation, a Delaware corporation that operates a dairy business in China through various subsidiaries.  In connection with that acquisition, we changed our name to American Dairy, Inc.  Today, we own various subsidiaries in the PRC that operate our business.

Our principal executive offices are located at Star City International Building, 10 Jiuxianqiao Road, C-16th Floor, Chaoyang District, Beijing, China 100016.  Our telephone number is 1 (626) 757-8885.  Our Internet address is www.americandairyinc.com.  The information contained in or accessible through our website does not constitute a part of this prospectus.

THE OFFERING

Common stock outstanding before the offering	17,418,427 shares as of June 12, 2009

Common stock offered by selling shareholders	Consists of up to 2,037,822 shares of our common stock issued or issuable to the selling shareholders, including the Settlement Shares, the Conversion Shares, and the Warrant Shares

Common stock to be outstanding after the offering	19,435,170 shares, including the Conversion Shares and assuming the issuance of the Warrant Shares.

Use of proceeds
We will not receive any proceeds from the sale of the common stock hereunder. We will, however, receive the exercise price of any common stock we sell for cash to the selling shareholders upon exercise of the Warrant Shares. See “Use of Proceeds” for a complete description.

NYSE Symbol	ADY

Risk Factors
Please read the section entitled “Risk Factors” beginning on page 3 of this prospectus for a discussion of factors you should carefully consider before deciding to invest in shares of our common stock.

FORWARD-LOOKING STATEMENTS

The statements included in this prospectus, the documents incorporated by reference into this prospectus, or any prospectus supplement that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and Section 27A of the Securities Act of 1933, as amended, or the Securities Act.  These statements include, but are not limited to, statements about our plans, objectives, expectations, strategies, intentions or other characterizations of future events or circumstances and are generally identified by the words “may,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “targets,” “could,” “would,” and similar expressions.  Because these forward-looking statements are subject to a number of risks and uncertainties, our actual results could differ materially from those expressed or implied by these forward-looking statements.  Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the heading “Risk Factors” and in other documents we file from time to time with the U.S. Securities and Exchange Commission, or the SEC.  All forward-looking statements included in this prospectus, the documents incorporated by reference into this prospectus, or any prospectus supplement, are based on information available to us on the date hereof or thereof.  Our business and the associated risks may have changed since these dates.  We assume no obligation to update any such forward-looking statements.

RISK FACTORS

A discussion of the risk factors relating to an investment in us and risks related to our business are included in Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the SEC on March 16, 2010, which is incorporated herein by reference.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares by the selling shareholders, but we will receive the exercise prices of any common stock we sell for cash to the selling shareholders upon exercise of the warrants to acquire the Warrant Shares.  All net proceeds from the sale of the common stock covered by this prospectus will go to the selling shareholders.  We plan to use the proceeds from the exercise of warrants, if any, for working capital and general corporate purposes.

SELLING SHAREHOLDERS

The following table sets forth the number of shares beneficially owned by each of the selling shareholders as of June 12, 2009.  None of the selling shareholders has held a position or office or had a material relationship with us within the past three years other than as a result of the ownership of our common stock or other securities of ours or as a result of being a service provider to us.  The selling shareholders may offer the shares under this prospectus from time to time and may elect to sell none, some, or all of the shares set forth next to their names below.

Beneficial ownership is determined in accordance with rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose.  This table is based upon information supplied to us by the selling shareholders and information filed with the SEC.

We may amend or supplement this prospectus from time to time in the future to update or change this list and shares which may be resold.

Shareholder (1)	Number of Shares of Common Stock Beneficially Owned Prior to the Offering	Number of Shares Registered for Sale Hereby (2)	Number of Shares of Common Stock to be Beneficially Owned after Completion of the Offering (3)	Percentage of Shares to be Beneficially Owned after Completion of the Offering (3)
RFT Investment Company (4)	559,835	559,835	0	0.0%
St. James Capital, L.L.C. (5)	111,968	111,968	0	0.0%
R. Randall Rollins (6)	111,968	111,968	0	0/0%
RADIC, LLC (7)	0	0	0	0.0%
Cook & Bynum Capital QP, LLC (8)	167,957	167,957	0	0.0%
Grace C. Rollins (9)	53,185	53,185	0	0.0%
GIA Partners, L.P. (10)	10,636	10,636	0	0.0%
GWR December Partnership, L.P. (11)	10,636	10,636	0	0.0%
RRR December Partnership, L.P. (12)	10,636	10,636	0	0.0%
Rollins Investment Fund (13)	180,828	180,828	0	0.0%
The O. Wayne Rollins Foundation (14)	159,554	159,554	0	0.0%
RCTLOR, LLC (15)	106,369	106,369	0	0.0%
Discovery Global Opportunity Master Fund, Ltd. (16)	335,914	335,914	0	0.0%
Swiftwater Aggressive Value Master Fund, Ltd. (17)	93,265	93,265	0	0.0%
Warrant Strategies Fund, LLC (18)	13,104	13,104	0	0.0%
Gary W. Rollins (19)	37,290	37,290	0	0.0%
Glen W. Rollins (20)	37,290	37,290	0	0.0%

*	Less than one percent.

(1)
Except as otherwise indicated, we believe that the persons named in this table have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table.

(2)	Consists of Settlement Shares, Conversion Shares, and Warrant Shares.

(3)
We do not know when or in what amounts the selling shareholders will offer shares for sale, if at all. The selling shareholders may sell any or all of the shares included in and offered by this prospectus. Because the selling shareholder may offer all or some of the shares pursuant to this offering, we cannot estimate the number of shares that will be held by the selling shareholders after completion of the offering. However, for purposes of this table, we have assumed that after completion of the offering all of the securities registered will be sold by the selling shareholders. The percentage of shares to be beneficially owned after completion of the offering is calculated on the basis of 19,355,644 shares of our common stock issued and outstanding following completion of the offering and sale by the selling shareholders.

(4)
Includes 431,374 Conversion Shares, 68,966 Warrant Shares, and 59,495 Settlement Shares. LOR, Inc. is the managing member of RFT Investment Company. Don Carson, R. Randall Rollins and Gary W. Rollins constitute the Board of Directors of LOR, Inc. and, in such capacity, have voting and dispositive power over such shares.

(5)
Includes 86,275 Conversion Shares, 13,794 Warrant Shares, and 11,899 Settlement Shares.  R. Randall Rollins is the majority member of St. James Capital, L.L.C. and, in such capacity, has voting and dispositive power over such shares. In addition, Mr. Rollins holds the shares listed in the table in his own name, which include 86,275 Conversion Shares, 13,794 Warrant Shares, and 11,899 Settlement Shares.

(6)
Includes 86,275 Conversion Shares, 13,794 Warrants Shares, and 11,899 Settlement Shares.  Mr. Rollins may also be deemed to beneficially own shares owned by RFT Investment Company (see Note 4), St. James Capital, L.L.C. (see Note 5), Grace C. Rollins (see Note 9), RRR December Partnership, L.P. (see Note 12), Rollins Investment Fund (see Note 13), The O. Wayne Rollins Foundation (see Note 14), and RCTLOR LLC (see Note 15), as to which R. Randall Rollins has sole or shared voting and dispositive power, and as to which Mr. Rollins disclaims beneficial ownership except to the extent of his pecuniary interest therein. The number of shares offered by Mr. Rollins represent only shares being offered directly by him and excludes other shares as to which he may be deemed to have beneficial ownership.

(7)	On January 5, 2010, RADIC, LLC transferred pro rata to Gary W. Rollins and Glen W. Rollins, the managing members of RADIC, LLC, all shares of our common stock that RADIC, LLC then held.

(8)
Includes 129,412 Conversion Shares, 20,690 Warrant Shares, and 17,855 Settlement Shares. Cook & Bynum Capital Management, LLC is the managing member of Cook & Bynum Capital QP LLC. Richard P. Cook and J. Dowe Bynum are the principals of Cook & Bynum Capital Management, LLC and, in such capacity, have voting and dispositive power over such shares.

(9)
Includes 40,981 Conversion Shares, 6,552 Warrant Shares, and 5,652 Settlement Shares.  R. Randall Rollins and Gary W. Rollins, both sons of Grace C. Rollins, have powers-of-attorney that grant them shared voting and dispositive power over the shares held in her name.

(10)
Includes 8,196 Conversion Shares, 1,310 Warrant Shares, and 1,130 Settlement Shares. GIA Management Company, LLC is the general partner of GIA Partners, L.P. Gary W. Rollins is the Chief Executive Officer of GIA Management Company, LLC and, in such capacity, has voting and dispositive power over such shares.

(11)
Includes 8,196 Conversion Shares, 1,310 Warrant Shares, and 1,130 Settlement Shares.  1994 GWR Voting Trust is the managing general partner of the GWR December Partnership, L.P. Gary W. Rollins is the trustee of the 1994 GWR Voting Trust and, in such capacity, has voting and dispositive power over such shares.

(12)
Includes 8,196 Conversion Shares, 1,310 Warrant Shares, and 1,130 Settlement Shares. R. Randall Rollins is the managing general partner of RRR December Partnership, L.P. and, in such capacity, has voting and dispositive control over such shares.

(13)
Includes 139,334 Conversion Shares, 22,277 Warrant Shares, and 19,127 Settlement Shares. 1994 GWR Voting Trust and 1994 RRR Voting Trust are the managing general partners of Rollins Investment Fund. Gary W. Rollins is the trustee of the 1994 GWR Voting Trust and R. Randall Rollins is the trustee of the 1994 RRR Voting Trust and, in such capacity, have voting and dispositive power over such shares.

(14)
Includes 122,942 Conversion Shares, 19,656 Warrant Shares, and 16,956 Settlement Shares.  R. Randall Rollins, Henry B. Trippie, Pam Rollins Henritze and Gary W. Rollins are the trustees of the O. Wayne Rollins Foundation and, in such capacity, have voting and dispositive power over such shares.

(15)
Includes 81,961 Conversion Shares, 13,104 Warrant Shares, and 11,304 Settlement Shares.  LOR, Inc. is the managing member of RCTLOR, LLC. Don Carson, R. Randall Rollins and Gary W. Rollins constitute the Board of Directors of LOR, Inc. and, in such capacity, have voting and dispositive powers over such shares.

(16)
Includes 258,824 Conversion Shares, 41,380 Warrant Shares, and 35,710 Settlement Shares.  Robert Citrone is the principal of Discovery Global Opportunity Master Fund, Ltd. and, in such capacity, has voting and dispositive power over such shares.

(17)
Includes 81,961 Conversion Shares and 11,304 Settlement Shares.  Swiftwater Capital Management LP advises and has voting and dispositive power over Swiftwater Aggressive Value Master Fund. John Helmers owns the majority interest in Swiftwater Capital Management LP and is the sole managing member of its general partner, Swiftwater Capital Management LLC, and, in such capacity, has voting and dispositive power over such shares.

(18)	Includes 13,104 Warrant Shares. Sean Malloy is the portfolio manager of Warrant Strategies Fund, LLC and, in such capacity, has voting and dispositive power over such shares.

(19)	Includes 30,393 shares of our common stock and 6,897 Warrant Shares.

(20)	Includes 30,393 shares of our common stock and 6,897 Warrant Shares.

PLAN OF DISTRIBUTION

Each selling shareholder of the common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock included in this prospectus on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling shareholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling shareholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with the Financial Industry Regulatory Authority’s, or FINRA, NASD Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA’s NASD IM-2440.

In connection with the sale of the common stock or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling shareholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions for the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling shareholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. In no event shall any broker-dealer receive fees, commissions and markups that, in the aggregate, would exceed eight percent (8%).

We are required to pay certain fees and expenses that we incur incident to the registration of the shares. We have agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because selling shareholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale by the selling shareholders of the shares registered hereunder.

We have agreed to keep this prospectus effective pursuant to Rule 415 under the Securities Act until the earlier of (i) the date on which the shares registered hereunder have been sold, or (ii) the date on which the shares registered hereunder (in the opinion of counsel to certain of the holders of the New 2009 Notes) may be immediately sold to the public without registration or restriction (including, without limitation, as to volume by each holder thereof) under the Securities Act.

Under applicable rules and regulations under the Exchange Act any person engaged in the distribution of the shares registered hereunder may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling shareholders or any other person. We will make copies of this prospectus available to the selling shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so included in reliance on the report of Grant Thornton, the Hong Kong member firm of Grant Thornton International Ltd., an independent registered public accounting firm, upon the authority of said firm as experts in auditing and accounting.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the shares of common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are “incorporating by reference” certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information. Except as set forth below, the SEC file number for the documents incorporated by reference in this prospectus is 001-32473.

We have filed the following documents with the SEC and they are incorporated herein by reference as of their respective dates of filing:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as filed with the SEC on March 16, 2010;

•	Our Current Report on Form 8-K, as filed with the SEC on March 16, 2010; and

•	The description of our common stock as set forth in our Registration Statement on Form 8-A, as filed with the SEC on June 5, 2009.

We also incorporate by reference all documents that we subsequently file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the effective date the registration statement of which this prospectus is a part and prior to the termination of the offering of securities offered pursuant to this prospectus. We are not, however, incorporating, in each case, any documents or information that we are deemed to “furnish” and not file in accordance with SEC rules.

A statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or in any other subsequently filed document which is also incorporated in this prospectus modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Upon written or oral request, we will provide at no cost to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any of the information we have incorporated by reference but not delivered with the prospectus.  Requests may be directed to us in writing or by telephone using the following contact information:

American Dairy, Inc.
2275 Huntington Drive #278
San Marino, CA 91108
Telephone: +1 (626) 757-8885

You may also access these documents on our website at www.americandairyinc.com.

You should rely only on the information contained in this prospectus, including information incorporated by reference as described above, or any prospectus supplement or free writing prospectus that we may authorize to be provided to you. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

WHERE YOU CAN FIND MORE INFORMATION

Our website is www.americandairyinc.com.  We provide free access to various reports that we file with, or furnish to, the SEC through our website, as soon as reasonably practicable after they have been filed or furnished.  These reports include, but are not limited to, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any amendments to those reports.  Also available on our website are printable versions of our Code of Business Conduct and Ethics and charters of our Audit Committee, Compensation Committee, Nominating/Corporate Governance Committee and other committees of our board of directors.  Information on our website does not constitute part of and is not incorporated by reference into this prospectus, the registration statement of which it forms a part, or any other report we file or furnish with the SEC (except to the extent such information is expressly incorporated by reference herein or therein).  Our SEC reports can also be accessed through the SEC’s website at www.sec.gov and may be read or copied at the SEC’s Public Reference Room located at 100 F Street, NE, Washington, D.C., 20549.  Information regarding the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330.

In addition, this prospectus is a part of a Registration Statement that we have filed with the SEC under the Securities Act, with respect to the securities offered hereby. This prospectus does not contain all of the information set forth in the registration statement or the exhibits which are a part of the registration statement.  You should refer to the registration statement and its exhibits for additional information.

PROSPECTUS

American Dairy, Inc.

2,037,822 Shares of Common Stock

[______________], 2010

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses in connection with the sale and distribution of the securities being registered, other than underwriting discounts and commissions. We will pay all of these expenses. All of the amounts shown are estimates except the SEC registration fees.

SEC registration fees	$2,000	*
Legal fees and expenses	$150,000
Accounting fees and expenses	$40,000
Printing and engraving expenses	$5,000
Transfer agent’s fees	$5,000
Miscellaneous fees and expenses	$5,000
Total	$207,000

*	Previously paid. See the Explanatory Note following the cover page of this Post-Effective Amendment No. 1 on Form S-3 to Form S-1.

Item 15.  Indemnification of Directors and Officers

Section 16-10a-840 of the Utah Revised Business Corporation Act, or the URBC, requires directors and officers to perform their duties in good faith and with the care that an ordinary person would exercise under similar circumstances in a manner reasonably believed to be in the best interest of the corporation. A director or officer of a corporation is not liable to the corporation, its shareholders or others for any action taken or any failure to act as an officer or director unless he has breached or failed to perform his duties as described above and the breach or failure to perform constitutes gross negligence, willful misconduct, or intentional infliction of harm on the corporation or its shareholders.

Section 16-10a-841 of the URBC provides that the articles of incorporation of a Utah corporation may eliminate or limit the liability of a director to the corporation or its shareholders for monetary damages, except for (i) a financial benefit to which is not entitled; (ii) an intentional infliction of harm; (iii) unlawful distributions of the corporation constituting a violation of Section 16-10a-842 of the URBC; or (iv) an intentional violation of criminal law.

Section 16-10a-902 of the URBC permits a Utah corporation to indemnify directors made a party to a proceeding because he is or was a director if (i) his conduct was in, or not opposed to, the corporation’s best interest; and (ii) he reasonably believed his conduct was in, or not opposed to, the corporation’s best interests; and (iii) in the case of a criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. However, a Utah corporation may not indemnify a director if he was adjudged liable to the corporation, or if he was adjudged liable on the basis that he derived an improper personal benefit; and such indemnification in any action brought by the corporation is limited to reasonable expenses incurred in connection with the proceedings.

Article VI of our articles of incorporation, as amended, and Article VIII of our bylaws provide for the indemnification of our directors and officers. Indemnification is mandatory regarding reasonable expenses incurred in connection with proceedings or claims with respect to which the director or officer has been successful. Officers, employees, fiduciaries and agents of a Utah corporation may be entitled to indemnification to a greater extent, if not inconsistent with public policy or if provided for in a company’s articles of incorporation, bylaws, general or specific action of its board of directors or contract.

Item 16.	Exhibits.

See the Exhibit Index immediately following the signature pages, which is incorporated herein by reference.

Item 17.  Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)      (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beijing, on March 17, 2010.

AMERICAN DAIRY, INC.

By:	/s/ Leng You-Bin
Leng You-Bin, Director, Chief Executive Officer and President
(Principal Executive Officer)

By:	/s/ Jonathan H. Chou
Jonathan H. Chou, Chief Financial Officer
(Principal Accounting and Financial Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Leng You-Bin	March 17, 2010
Leng You-Bin, Director, Chief Executive Officer and President
(Principal Executive Officer)

/s/ Liu Hua*	March 17, 2010
Liu Hua, Director, Vice Chairman, Secretary and Treasurer

/s/ Liu Sheng-Hui*	March 17, 2010
Liu Sheng-Hui, Director

/s/ Hui-Lan Lee*	March 17, 2010
Hui-Lan Lee, Director

/s/ Kirk Downing*	March 17, 2010
Kirk Downing, Director

/s/ James Lewis*	March 17, 2010
James Lewis, Director

/s/ Neil Nanpeng Shen*	March 17, 2010
Neil Nanpeng Shen, Director

* By:	/s/ Leng You-Bin
Leng You-Bin, Attorney-In-Fact

EXHIBIT INDEX

			Incorporated by Reference
Exhibit No.	Exhibit Title	Filed Herewith	Form	Exhibit No.	File No.	Filing Date
2.1	Stock Exchange Agreement, dated as of January 15, 2003, by and among the registrant, its shareholders and Lazarus Industries, Inc.		8-K	2.1	000-27351	1/21/03
2.2	Amendment to Stock Exchange Agreement, dated as of March 5, 2003, by and among the registrant, its shareholders and Lazarus Industries, Inc.		8-K/A	2.2	000-27351	3/5/03
4.1	Specimen certificate evidencing shares of common stock		S-1/A	4.1	333-158777	5/28/09
4.2	Form of 7.75% Convertible Note		8-K/A	4.1	001-32473	10/6/06
4.3	Form of Common Stock Purchase Warrant		8-K/A	4.2	001-32473	10/6/06
5.1	Legal opinion of DLA Piper LLP (US)		S-1/A	5.1	333-161840	10/13/09
23.1	Consent of Grant Thornton	X
24.1	Power of Attorney (included on signature page)		S-1	24.1	333-161840	9/10/09